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Exhibit 10.27

40 Bear Hill Road Waltham, MA 02451 Tel: (781) 890-1199 Fax: (781) 890-9335 www.beyondgenomics.com

AGREEMENT FOR MEMBERS OF RESEARCH AND DEVELOPMENT
ADVISORY BOARD (RDAB)

        THIS AGREEMENT is made and entered into as of April 1, 2004 by and between Jan van der Greef, PhD, an individual ("Advisor"), whose address is set forth on the last page of this document, and Beyond Genomics, Inc., a company organized under the laws of the State of Delaware (the "Company").

        The Company and Advisor agree as follows:

        Section 1. Services.    The Company hereby engages Advisor to provide, and Advisor agrees to provide, under the terms and conditions of this Agreement, the services described on Exhibit A attached hereto and incorporated by this reference (hereinafter the "Services"). If an Inventions Agreement is signed by the Company and Advisor and attached as an Exhibit B to this Agreement, it will become a part of this Agreement and will be governed by the general terms and conditions hereof.

        Section 2. Expenses.    The Company shall reimburse Advisor for reasonable and necessary out-of-pocket expenses incurred by Advisor in the performance of the Services, provided such out-of-pocket expenses are approved in advance by the Company, and are supported by reasonable documentation.

        Section 3. Consultant to the Company.    Advisor is not, nor shall Advisor be deemed to be at any time during the term of this Agreement, an employee of the Company. Advisor's status and relationship with the Company shall be that of consultant. Advisor shall not state or imply, directly or indirectly, that Advisor is empowered to bind the Company without the Company's prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties. Advisor will be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as an Advisor.

        Section 4. Cancellation of Services.    Either party may at any time terminate the performance of all or any portion of the Services to be provided hereunder upon 60 days prior written notice to the other stating its intention to terminate and specifying that all or a portion of the Services will be terminated and the date upon which such termination shall be effective.

        Section 5. Term of Agreement; Termination.    The term of this Agreement and the Advisor's Services hereunder shall commence as of the date of this Agreement and unless terminated earlier as a result of the death, physical incapacity or mental incompetence of the Advisor, which shall result in automatic termination, or pursuant to Section 4 of this Agreement, it shall continue in effect until March 31, 2008 (the "Initial Term"). The term of this Agreement shall be extended beyond the Initial Term for one or more additional one (1) year periods (individually, an "Additional Term"), unless either party desires not to extend the term of this Agreement for an Additional Term, in which case such party shall give the other party at least thirty (30) days' prior written notice of the intention not to extend the Agreement for an Additional Term. Except as otherwise explicitly provided herein, the provisions of

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Sections 6 through 12 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

        Section 6. Warranties of Advisor.    Advisor represents to the Company that (i) with respect to any information, know-how, knowledge or data disclosed by Advisor to the Company in the performance of this Agreement, Advisor has the full and unrestricted right to disclose the same; and (ii) Advisor is free to undertake the Services required by this Agreement, and there is, and will be, no conflict of interest between Advisor's performance of this Agreement and any obligation Advisor may have to other parties.

        Section 7. Covenants of Advisor.    Advisor agrees that without the prior written consent of the Company, during the term of this Agreement, Advisor shall not become employed by, advise, become associated with, or perform consulting services for any entity that is, or, as a result of such activities, would become, a competitor in the Company's field of business or otherwise would create a conflict of interest for Advisor with Advisor's obligations to the Company.

        Section 8. Confidentiality.    Advisor agrees to hold all Confidential Information (as hereinafter defined) of the Company (or other parties whose Confidential Information the Company has in its possession under obligations of confidentiality) in trust and strict confidence and, except as may be authorized by the Company in writing, shall not use for any purpose other than the performance of the Services under this Agreement, nor disclose such Confidential Information to any person, association, company, entity or other organization (whether for profit or not for profit).

        As used herein, "Confidential Information" shall mean all knowledge and information which the Advisor has acquired or may acquire as a result of, or related to, his or her relationship with the Company, including but not limited to, information concerning the business, finances, operations, strategic planning, research and development activities, products, improvements, processes, trade secrets, services, cost and pricing policies, formulae, diagrams, schematics, notes, data, memoranda, methods, know-how, techniques, inventions, and marketing strategies of the Company. Confidential Information shall also include information received by the Company from third parties under an obligation of confidentiality. Notwithstanding the foregoing sentence, such Confidential Information does not include (i) information which is or becomes publicly available (except as may be disclosed by the Advisor in violation of this Agreement) or (ii) information acquired by the Advisor from a third-party source other than the Company, which source legally acquired such information under no obligation of confidentiality.

        Section 9. Company Data.    Any data or other materials furnished by the Company for use by Advisor in connection with the Services shall remain the sole property of the Company and will be held in trust and confidence by Advisor in accordance with Section 8.

        The Company may obtain the return of any data or other materials furnished to Advisor upon written notice to Advisor requesting such return, and in any event Advisor shall promptly return such data or materials upon termination of this Agreement.

        Section 10. Miscellaneous.    This Agreement together with all exhibits hereto, contains the entire understanding of the parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may not be modified or amended except in writing signed or executed by Advisor and the Company. In the event any provision of this Agreement is held to be unenforceable or invalid because it is overbroad or too far reaching, such provision shall be deemed to be revised so that it applies to the maximum extent permitted by law.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date last below written.

BEYOND GENOMICS, INC.		ADVISOR:
By:	/s/ Muzammil Mansuri Name: Muzammil Mansuri, Ph.D. Title: Executive Chairman	/s/ Jan van der Greef Signature
/s/ Jan van der Greef Name (please print)
Address
City, Postal Code
Country

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EXHIBIT A

Title	•	Member, R & D Advisory Committee ("RDAB")
Term	•	April 1, 2004–March 31, 2008
	•	Automatically renewable for additional 1 year term with agreement between both parties. 30 day notice required for intent not to renew
	•	Agreement may be terminated by Company with 60 day notice
Time Commitment	•	Commit at least 20% of time to BG activities during the term of this Agreement
	•	Attend all RDAB meetings (at least 3 per year) as requested
Major Responsibilities	•	Serve as an active member of the BG Research and Development Advisory Board (RDAB).
	•	Provide guidance and substantial input into the development of the BG Metabolomics component of the Systems Biology technology platform.
	•	Assist in enhancing the relationship between BG and TNO.
	•	Manage technology transfer as requested to BG.
	•	Assist in the identification and recruitment of key technologists — scientific and computational.
	•	Assist in the execution of additional proof of concept technology plans in the Metabolomics component of Systems Biology as requested by BG.
	•	Assist in the development of scientific relationships/collaborations/programs with prospective pharmaceutical, biotech and academic customers for projects, as requested by BG.
	•	Jointly develop intellectual property for the exclusive benefit of BG in the field of Systems Biology.
	•	Assist with the promotion of Beyond Genomics through publications, lectures, etc. as requested by BG.
Cash Compensation	•	$70,000 USD Annually (payable on a monthly basis)
	•	$30,000 USD One-time bonus payable upon the closing of the Company's next institutional financing round greater than $5M USD
	•	Plus reasonable Company related out-of-pocket expenses
Equity	•	150,000 non-qualified stock options (four year quarterly vesting)

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EXHIBIT B
INVENTIONS AGREEMENT

1.
If at any time or times during the term of my Agreement for Members of the Research and Development Advisory Board (the "RDAB Agreement") with Beyond Genomics, Inc. (the "Company"), I ("Advisor") shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any idea, invention, modification, discovery, design (whether the design is ornamental or otherwise), development, improvement, process, molecule, organism, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or other intellectual property whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes, or subject to analogous protection) (herein called "Developments") that:

  (a)
  relates to the actual business of the Company or a business that the Company has actively discussed entering, and is derived from information learned as a result of my service as a member of the Research and Development Advisory Board; or

  (b)
  results from projects or tasks assigned to me by the Company; or

  (c)
  results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company,

  then such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign any rights, including but not limited to any copyrights and trademarks, I may have or acquire in the Developments and benefits and/or rights resulting there from to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company. I hereby waive, to the extent permitted by law, any moral rights I may have with respect to such Developments and neither the Company nor any of its customers or licensees will be required to attribute my inventorship or authorship of any Developments incorporated in any of the Company's products.

2.
Upon disclosure of each Development to the Company, I will, during the term of my RDAB Agreement with the Company and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

  (a)
  to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

  (b)
  defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection

3.
In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright, trademark or other analogous protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to

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  further the prosecution and issuance of letters patent, copyright or trademark registrations or other analogous protection thereon with the same legal force and effect as if executed by me.

4.
I acknowledge that the copyright and any other intellectual property right in designs, computer programs and related documentation, and works of authorship, created within the scope of my RDAB Agreement with the Company, belong to the Company by operation of law.

5.
This Agreement is a part of, and shall be governed by, the general terms and conditions of the RDAB Agreement dated as of today's date between the Company and me, which agreements constitute my entire understanding with the Company relating to the subject matter hereof and supersede (to the extent enforceable) all previous oral or written communications, representation, undertakings, or agreements by or with the Company. All capitalized terms used herein, unless otherwise defined, shall have the meanings assigned to them in the RDAB Agreement.

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AGREED TO this 1st day of April, 2004 by:

BEYOND GENOMICS, INC.		ADVISOR:
By:	/s/ Muzammil Mansuri Name: Muzammil Mansuri, Ph.D. Title: Executive Chairman	/s/ Jan van der Greef Signature
/s/ Jan van der Greef Name (please print)
Address
City, Postal Code

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  Exhibit 10.27